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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                           Thirty-Nine                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 29,      Sept. 23,         Sept. 29,     Sept. 23,
                                                          2001           2000              2001          2000
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:


Net income                                        $     31,217   $     29,292     $     11,930   $     11,516
                                                  ============   ============     ============   ============


Average number of common shares outstanding              8,419          8,909            8,251          8,677
                                                  ============   ============     ============   ============



Earnings per common share                         $       3.71   $       3.29     $       1.45   $       1.33
                                                  ============   ============     ============   ============

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